UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 6, 2008
Date of Report (date of earliest event reported)

NEWCARDIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-132621	20-0197939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7197 Indian Valley
San Jose, California 95139
(Address of principal executive offices)

(510) 774-1969
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 6, 2008, the company entered into an amendment to the Securities Purchase Agreement, dated as of December 27, 2007 (the “Securities Purchase Agreement”), with certain of the purchaser signatories thereto, pursuant to which we clarified that only purchasers who invested at least $2,000,000 in Series A Preferred Stock (the “Series A Preferred”) pursuant to the Securities Purchase Agreement have a right to receive Series J Common Stock Purchase Warrants (the “Series J Warrants”) and Series J-A Common Stock Purchase Warrants (the “Series J-A Warrants”).  The total number of Series J Warrants and Series J-A Warrants issued pursuant to the Securities Purchase Agreement did not change.

On February 6, 2008, the company entered into an amendment to the Registration Rights Agreement, dated as of December 27, 2007 (the "Rights Agreement"), with certain of the purchaser signatories thereto, pursuant to which we remain obligated to register the Series A Preferred only.  We are no longer obligated to register the Series A Common Stock Purchase Warrants issued pursuant to the Securities Purchase Agreement, the Series J Warrants or the Series J-A Warrants.

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Securities Purchase Agreement, as amended, and the Rights Agreement, as amended.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

4.6	Amendment No. 1 to the Securities Purchase Agreement, dated as of December 27, 2007, between Marine Park Holdings, Inc. and certain of the purchasers signatory thereto.

4.7	Amendment No. 1 to the Registration Rights Agreement, dated as of December 27, 2007, between Marine Park Holdings, Inc. and certain of the purchasers signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWCARDIO, INC.

Date: February 11, 2008	By:	/s/ Richard D. Broustein
Richard D. Broustein
Chief Financial Officer

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